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                                                                    EXHIBIT A

                        AGREEMENT REGARDING JOINT FILING
                        --------------------------------


     The undersigned hereby agree and consent to the joint filing on their behalf of this Schedule 13G in connection with their beneficial ownership of the common stock of First Aviation Services Inc.

     Dated:  February 12, 1998

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
CANPARNTERS INVESTMENTS IV, LLC                          CANPARTNERS INCORPORATED,
a California limited liability company                   a California corporation

By:  Canpartners Incorporated,
   a California corporation,                             By:/s/ Joshua S. Friedman
   an authorized member                                     --------------------------------
                                                         Name:  Joshua S. Friedman
                                                         Title: Vice President
By:  /s/ Joshua S. Friedman
     ----------------------
   Name:  Joshua S. Friedman                             JOSHUA S. FRIEDMAN
   Title:  Vice President

                                                         /s/ Joshua S. Friedman
MITCHELL R. JULIS                                        ---------------------------------
                                                         Joshua S. Friedman

/s/ Mitchell R. Julis
----------------------------                             R. CHRISTIAN B. EVENSEN
Mitchell R. Julis

                                                         /s/ R. Christian B. Evensen
                                                         ----------------------------------
                                                         R. Christian B. Evensen
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